SUPPLEMENTAL RETIREMENT AGREEMENT


     THIS AGREEMENT dated as of                    ,
("Agreement"), by and between                               of
            ,      ("Employee") and CK Witco Corporation, a
Delaware corporation ("Corporation").

                         WITNESSETH:

     WHEREAS, the Corporation and the Employee are parties to a
Supplemental Retirement Agreement dated as of               ,
        ; and

     WHEREAS, the Corporation and the Employee wish to amend and restate in its entirety the aforementioned Supplemental Retirement Agreement;

     NOW, THEREFORE, the Employee and the Corporation hereby agree that the Supplemental Retirement Agreement between the Employee and
the Corporation dated as of                     ,          shall be
amended and restated in its entirety to read as follows:

     1. The Corporation has entered into this Agreement to induce the Employee to continue in its employ, recognizing that in the case of a limited number of key executive employees, including the Employee, the ordinary retirement benefits provided under the Corporation's retirement system do not afford sufficient incentive in terms of economic security, when compared with retirement arrangements available from other prospective employers who have been, are, or may be competing for their services. Nothing herein shall be deemed a contract of employment for any minimum fixed term, or shall restrict the freedom of the Corporation or the Employee to terminate the employment relationship between them at any time.

     2. All references herein to the Corporation shall be deemed to include any subsidiary corporation as to which the Corporation owns, directly or indirectly, one hundred percent of the voting stock.

     3. For the purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Actuarial Equivalent" shall mean an amount or benefit of equivalent value computed using the UP 1994 Mortality Table and an interest rate equal to the average of the 10-year Moody's Aaa Municipal Bond Yield Average for the fourth, fifth and sixth full weeks immediately preceding the date on which payments are to commence.

          (b) "Cause" shall mean (i) the Employee's willful and continued failure to substantially perform assigned duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination for Good Reason (as defined in subsection 3(f) hereof), after a demand for substantial performance is delivered to the Employee by the Board of Directors of the Corporation, specifically identifying the manner in which the Board believes that the duties have not been substantially performed, or
(ii) the Employee's willful conduct which is demonstrably and materially injurious to the Corporation. For purposes of this subsection (b), no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

          (c) "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date of this Agreement, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of any employee benefit plan of the Corporation, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; (ii) during any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Corporation (the "Board" generally and, as of the date of this Agreement, the "Incumbent Board") cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) the Corporation shall cease to be a publicly owned corporation having its outstanding Common Stock listed on the New York Stock Exchange, the NASDAQ Stock Market or the American Stock Exchange.

          (d) "Company Plan Benefit" shall mean the amount of benefit payable to or for the account of the Employee from the Corporation's Individual Account Retirement Plan or any other retirement plan sponsored by the Corporation which may hereafter be adopted in lieu of or in addition to said Individual Account Retirement Plan.
          (e) "Compensation" shall mean all of the Employee's cash compensation for a calendar year, including salary, any amount contributed by the Employee to a cash or deferred plan under
Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time, and any incentive compensation award or bonus with respect to such year (even if paid in a subsequent year), but excluding any incentive compensation award or bonus paid during such year with respect to a prior year and extraordinary earnings such as insurance costs or gains on exercise of stock options.

          (f) "Good Reason" shall mean (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities as contemplated by any Employment Agreement between the Employee and the Corporation, or any other action by the Corporation which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the Employee; (ii) any failure by the Corporation to comply with any of the provisions of any Employment Agreement between the Employee and the Corporation, other than an insubstantial and inadvertent failure which is remedied by the Corporation promptly after receipt of notice thereof given by the Employee; (iii) any change not concurred in by the Employee in the location of the office at which the Employee is principally based, except for travel reasonably required in the performance of the Employee's responsibilities and substantially consistent with prior business travel obligations of the Employee; or (iv) any purported termination by the Corporation of the Employee's employment otherwise than as permitted by any Employment Agreement between the Employee and the Corporation.


          (g) "Normal Retirement Date" shall mean the first day of the first full month commencing on or after the Employee's sixty-second (62nd) birthday.

          (h) "Projected Compensation" shall mean (i) for any calendar year throughout which the Employee is employed by the Corporation, his Compensation (as defined in subsection 3(e) hereof) for such year, and (ii) for any calendar year during or after which his employment has been terminated, the compensation the Employee would have received for such year if he had received
(A) salary at a rate determined by projecting his annual rate of salary at the end of the last full calendar year of his employment forward at an annual rate of increase equal to 5% in excess of the annual percentage change in the Consumer Price Index as published by the U.S. Bureau of Labor Statistics for the last full year of his employment and (B) a bonus each year equal to fifty percent (50%) of his salary as thus projected.

     4. If, prior to his Normal Retirement Date, the Employee shall voluntarily terminate his employment with the Corporation without Good Reason or his employment shall be terminated by the Corporation for Cause, he shall thereby forfeit all rights and benefits under this Agreement. If the employment of the Employee shall be terminated on or after his Normal Retirement Date, the Employee shall voluntarily terminate his employment for Good Reason or the employment of the Employee shall be terminated by the Corporation without Cause, this Agreement shall continue in full force and effect, and the Employee shall become entitled to the rights and benefits hereinafter set forth upon the occurrence of the events respectively giving rise thereto.

     5. If the Employee shall remain in the employ of the Corporation until and shall reach his Normal Retirement Date, he shall be entitled to receive a supplemental retirement benefit under this Agreement which shall be at an annual rate equal to fifty percent (50%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years immediately preceding his actual retirement date. Such supplemental retirement benefit shall commence on the Employee's actual retirement date and shall be payable in one of the benefit payment forms described in subsection 9(a), as the Employee shall elect.

     6. If the Employee's employment by the Corporation shall be terminated (other than by reason of his death or disability or following a Change in Control as described in section 7 of this Agreement) prior to his Normal Retirement Date under circumstances not resulting in his forfeiture of benefits and rights under section 4 of this Agreement, he shall be entitled to receive a reduced supplemental retirement benefit under this Agreement which shall be at an annual rate computed as follows:

          (a) There shall first be determined the amount which is equal to fifty percent (50%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years immediately preceding the year in which the termination of his employment occurs.

          (b) The amount thus determined shall be multiplied by a fraction in which the numerator shall be the number of full years of continuous service the Employee shall have completed with the Corporation prior to the termination of his employment and the denominator shall be the number of full years of continuous service he would have completed had he remained in the continuous service of the Corporation until his Normal Retirement Date.

Such reduced supplemental retirement benefit shall commence on the first day of the month following the Employee's termination of employment and shall be payable in one of the benefit payment forms described in subsection 9(a), as the Employee shall elect.

     7. Anything in sections 4 or 6 of this Agreement to the contrary notwithstanding, if, prior to his Normal Retirement Date but after a Change in Control of the Corporation shall have occurred, the Corporation shall terminate the Employee's employment other than for Cause, disability, or death or the employment of the Employee shall be terminated voluntarily by the Employee for Good Reason, he shall be entitled to receive one of the following supplemental retirement benefits:

          (a) If the Employee has not attained the age of 55 on the date his termination of employment occurs, a supplemental retirement benefit which shall be at an annual rate equal to the amount by which fifty percent (50%) of the Employee's average annual Projected Compensation during those five (5) calendar years in which such Projected Compensation is highest during the ten (10) calendar years immediately preceding the year in which he would have attained age 55. Such supplemental retirement benefit shall commence on the first day of the month following the month in which the Employee attains age 62 and shall be payable in one of the benefit payment forms described in subsection 9(a), as the Employee shall elect.

          (b) If the employee has attained age 55 on the date his termination of employment occurs, a supplemental retirement benefit which shall be at an annual rate equal to fifty percent (50%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years immediately preceding the year in which the termination of his employment occurs. Such supplemental retirement benefit shall commence on the first day of the month following the month in which the Employee attains age 62 and shall be payable in one of the benefit payment forms described in subsection 9(a), as the Employee shall elect.

          (c) At the election of the Employee, a lump sum payment in an amount which shall be the single sum Actuarial Equivalent value as of the date of termination of the Employee's employment by the Corporation of the benefit to which the Employee would have been entitled under subsections 7(a) or 7(b) of this Agreement. Such supplemental retirement benefit shall be paid to the Employee not later than fifteen (15) days following the date of termination of the Employee's employment by the Corporation.

     8. If in the opinion of the Corporation the Employee becomes totally and permanently disabled at any time while in the employment of the Corporation, he shall become entitled to a disability benefit which shall be at an annual rate equal to the amount by which

          (a) seventy-five percent (75%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years preceding the year in which his disability occurs exceeds

          (b) the annual benefit which the Employee would be entitled to receive under the Corporation's long term disability insurance program if he was then eligible for benefits thereunder
(regardless of whether he participates in said program);

provided, however, that if the Employee is not entitled to receive any benefit under said program, the disability benefit to which he is entitled hereunder shall be in an amount equal to forty percent (40%) of the Employee's average annual Compensation determined as provided in subsection 8(a) above, and provided further that the disability benefit to which the Employee is entitled hereunder shall in no event be less than five percent (5%) of his average annual Compensation determined as provided in subsection 8(a) above. Such disability benefit shall be payable in equal monthly installments, the first payment to be made on the first day of the month following that in which the Employee's salary is terminated because of such disability, and payments shall be made on the first day of each month thereafter so long as such total disability subsists and the Employee lives; provided, however, if the Employee lives until his Normal Retirement Date, he may thereupon elect to receive, in lieu of the disability benefit he had been receiving under this section 8, the supplemental retirement benefit to which he would then be entitled under section 6 if his employment by the Corporation had terminated other than by reason of disability on the date his disability occurred.

     9.     (a)     The normal form in which the benefit payable
under sections 5, 6, 7(a) or 7(b) of this Agreement shall be paid shall be a monthly benefit payable for life and without refund. In lieu of such normal benefit payment form, the Employee may elect to receive his benefit hereunder in the form of a monthly benefit payable for life with a period certain of up to 180 months, in the form of a monthly benefit payable for a period certain, or in the form of a monthly benefit payable for life with continuation of such payments (or a specified percentage thereof) to such beneficiary as the Employee may designate for the life of such beneficiary ("Joint and Survivor Annuity"). The amount of benefit payable under each such alternative benefit payment form shall be the Actuarial Equivalent of the benefit payable in the normal form to which the Employee would otherwise be entitled hereunder. Any election of an alternative benefit payment form shall be made in writing and may be changed or rescinded by the Employee at any time prior to the date on which benefit payments are to commence. The Employee shall have the right to designate in writing the beneficiary or beneficiaries to receive the benefit, if any, which is payable under any benefit payment form after the Employee's death and may change his designation of beneficiary from time to time, at any time prior to the date on which benefit payments are to commence. If there shall be no beneficiary designated and surviving at the Employee's death, the estate of the Employee shall be the beneficiary. Whenever any benefits hereunder become payable to the beneficiary of the Employee, the Corporation may, in its discretion, authorize payment of such benefits to the beneficiary in a single lump sum which is the Actuarial Equivalent of such benefits.

          (b) Anything in this subsection 9(a) to the contrary notwithstanding, at any time after the date on which benefit payments commence, the Employee may elect to receive his benefits hereunder in a single lump sum in an amount which is equal to 90% of the Actuarial Equivalent of the benefit payable in the normal form to which the Employee is otherwise entitled hereunder on the date as of which such election is made.

     10.     (a)     If the Employee shall die while currently
receiving a benefit under the provisions of sections 5, 6, 7(a) or 7(b) of this Agreement and the Employee shall have elected a benefit payment form other than a monthly benefit payable for life with no period certain, any benefits payable after his death shall be paid to his beneficiary in accordance with the provisions of the benefit payment form elected by the Employee. If the Employee shall die after having reached his Normal Retirement Date but prior to his actual retirement date and the Employee shall have elected a benefit payment form other than a monthly benefit payable for life with no period certain, benefits shall be paid to his beneficiary as if the Employee had commenced to receive benefits hereunder on the first day of the month in which his death occurred. If the Employee shall die while in the active employ of the Corporation but prior to his Normal Retirement Date, or if the Employee shall die after having become entitled to receive a disability benefit under section 8 but prior to his Normal Retirement Date, a death benefit shall be paid to the Employee's beneficiary, in lieu of any other benefit under this Agreement, which shall be at an annual rate equal to fifty percent (50%) of the Employee's average annual Compensation during those five (5) calendar years in which such Compensation was highest during the ten (10) calendar years immediately preceding the year in which his death occurs or the year in which his disability occurred, as the case may be. Such death benefit, which shall be in addition to any Company Plan Benefit or benefits under any group life insurance plan sponsored by the Corporation which is payable on account of the Employee's death, shall be payable in equal monthly installments beginning on the first day of the month following that in which the death of the Employee occurs and continuing thereafter for a period certain of 120 months; provided that the Beneficiary entitled thereto may elect to have such benefit paid in any of the forms described in section 9, except a Joint and Survivor Annuity, in an amount which is the Actuarial Equivalent of the form of benefit otherwise payable under this section 10.

          (b) If the Employee shall die after having become entitled to a benefit under subsections 7(a) or 7(b) hereof but prior to attaining age 62, a death benefit shall be paid to the Employee's beneficiary, in lieu of any other benefit under this Agreement, which shall be the single sum Actuarial Equivalent value as of the Employee's death of the benefit to which he would have been entitled had he survived to age 62. Such death benefit shall be payable in a lump sum as soon as practicable after the Employee's death; provided that the beneficiary entitled thereto may elect to have such death benefit paid in any of the forms described in section 9 except a Joint and Survivor Annuity.

     11. Anything in this Agreement to the contrary notwithstanding, if at any time following termination of his employment with the Corporation the Employee shall directly or indirectly compete with the Corporation (which shall be deemed to include any subsidiary or affiliate of the Corporation), whether as an individual proprietor or entrepreneur or as an officer, employee, partner, stockholder, or in any capacity connected with any enterprise, in any business in which the Corporation is engaged at the time of the termination of the Employee's employment within any state or possession of the United States of America or any foreign country within which business is then specifically planned by the Corporation to be conducted, the Corporation may suspend the payment of any benefits hereunder to the Employee until such competition shall have ceased, and in the event such competition by the Employee shall not have ceased to the satisfaction of the Corporation within 90 days after the Corporation shall have given written notice to the Employee to cease the conduct thereof, the Corporation may at any time thereafter terminate its obligations under this Agreement. For the purpose of the preceding sentence, conducting business, doing business, or engaging in business shall be deemed to embrace sales to customers or performance of services for customers who are within a relevant geographical area, without any necessity of any presence of the Corporation therein. Nothing herein, however, shall prohibit the Employee from acquiring or holding any issue of stock or securities of any company which has any securities listed on a national exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own more than five percent (5%) of the voting securities of any such company.

     12. This Agreement is an unfunded plan maintained for the purpose of providing deferred compensation for one of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.
The Corporation will make all benefit payments hereunder solely on a current disbursement basis out of the general assets of the Corporation, including without limitation from assets held in any grantor trust established by the Corporation for the purpose of making some or all of such payments.

     13. This Agreement shall bind and run to the benefit of the successors and assigns of the Corporation, including any corporation or other form of business organization with which it may merge or consolidate or to which it may transfer substantially all of its assets.

     14. The rights of the Employee under this Agreement shall not be assigned, hypothecated, or otherwise transferred in any manner.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the Employee has hereunto signed his name and CK Witco Corporation has caused this instrument to be executed in its name and on its behalf by its duly authorized officer, as of
the       day of             ,                 .




                                        Employee

                              CK WITCO CORPORATION


                              By:

                              Its: